MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Clean Energy Inc.

I consent to the use in Amendment No. 1 to Form SB-2 of my report dated March 8, 2007 included therein relating to the consolidated financial statements of China Clean Energy Inc. and subsidiaries for the year ended December 31, 2006. I also consent to the reference to the firm under the heading "Experts" in this amendment.

Michael T Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
March 12, 2007